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                         ADT LIMITED
----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

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The following analyst presentation was issued by Western Resources, Inc. on
May 15, 1997:

COVER PAGE:
[logo] Western Resources


PAGE 1:
[logo] Western Resources
May 1997


PAGE 2:
Western Resources Vision
"Western Resources will be the leading provider of energy and energy-related services for homes and businesses."


PAGE 3:
History
* 1924 - Company founded under the name The Kansas Power and Light Company
* 1980 - Profile - The Kansas Power and Light Company
   - 400,000 customers
   - Less than $1 billion total assets
   - Less than $300 million in market value
   - $49 million earnings
* 1983 - Bought Gas Service Company
* 1992 - Merged with Kansas Gas & Electric to create Western Resources
* 1993 - Sold 40% of Gas Service Company for $400+ million


PAGE 4:
Recent History
* 1996 -
   - Acquired The Wing Group
   - Announced agreement to exchange the balance of natural gas business worth $660 million to ONEOK for 45% of ONEOK stock
   - Purchased Westinghouse Security Services for approximately $358 plus assumed liabilities
   - $3.5 billion exchange offer for ADT Limited
* 1997 -
   - Reached definitive merger agreement with KLT on 2/7/97


PAGE 5:
Western Financial  Statistics
* Market  price at 5/12/97  = $31.375
* 52-week  high/low $31.875 - $28.25
* Dividends:
   - 1997 indicated annual dividend = $2.10
   - Paid every year since 1924
* Current yield = 6.7%
* Bond ratings of A3, A- and BBB+
* Net income twelve months ending 3/31/97 $165 million
* EBITDA for 12 months ending 3/31/97 $612 million
* With ONEOK and KLT:
   - Assets increase to more than $9 billion
   - Projected market value of approximately $4 billion (assuming
     5/12/97 stock price and 126.5 million common shares outstanding after
     KLT)


PAGE 6:
Today's Western Resources
* Full-service, diversified energy company

* 1996 revenues of $2 billion

* Serves 606,000 electric customers in Kansas
   - Merger with KLT will add 435,000 more electric customers

* Marketing access to 1.4 million natural gas customers in Kansas and Oklahoma through ONEOK alliance

* Nation's third-largest security provider with 430,000 monitored customers


PAGE 7:
Our Strategic Plan for Growth
* Build a branded national presence

* Maintain a strong core utility business

* Become a leader in the international energy business


PAGE 8:
Strategic Priority:
Branded National Presence

Characteristics:
* No utility has more than 4% of electric market; our critical mass goal is 5% - 10% of energy market
* Coming legislative changes will likely allow utilities to compete for customers like AT&T, MCI, and Sprint, instead of limiting franchises

Opportunities:
* Acquire a product with characteristics similar to electricity or natural gas that may be sold nationwide today. . . security
* Sell products (energy & security) under umbrella of brand names. Today we market under the names Westar, KPL and KGE

Investment Strategies:
* Long-term growth and income opportunities reside with being a low-cost provider of value-added services to end-user consumers


PAGE 9:
Why  Security?
* Unique opportunity to consolidate the industry

* Business is attractive because of strong consumer demand and annual double-digit growth rates

* Home security is a profitable service

* Estimated share size of U.S. markets:
  (by thousands of customers)

  - ADT         1,200         - Protection One   230
  - Brinks        475         - Honeywell        200
  - Westar        430         - Republic         200
  - Ameritech     375         - Borg-Warner      150
  - Network       250         - Rollins          120


PAGE 10:
Recent Acquisition:
Westinghouse Security Systems

* Transaction terms
  - Created 3rd largest monitored security systems company in the U.S., by customer count
  - Gain state-of-the-art centralized monitoring and customer service center and national branch network offering an excellent platform for growth
  - Added about 320,000 customers and branch offices in 24 states -- provides access to 60% of US households
  - Cash transaction of approximately $358 million plus assumed certain liabilities


PAGE 11:
Western Resources' Offer for ADT
* $22.50 per ADT common share
  - $10.00 in cash
  - $12.50 in WR common stock**
* Western Resources already owns 38.3 million ADT shares at an average cost of $15.40 per share
* Pending litigation
  - Invalidate Republic warrants
  - Disallow vote of treasury stock held by an ADT subsidiary
  - Invalidate dead hand poison pill

** Represents 0.41322 of a share of Western Resources' common stock for each share of ADT common stock based on the closing price of Western Resources' common stock on February 28, 1997. ADT shareowners would not, however, receive more than 0.42017 share of Western Resources common stock.


PAGE 12:
Strategic Priority: Strong Core Business

Characteristics:
* Low-cost producer of energy
* Strong brand identity
* Superior customer satisfaction levels

Opportunities:
* Increase product offerings to consumers
* Lower costs through reorganization

Investment Strategies :
* Expand geographic footprint
* Focus on low-cost generation


PAGE 13:
Status report:
ONEOK Strategic Alliance
* Western contributes all of its gas assets to ONEOK to create the 8th largest LDC in the country
* Receive $34.7 million in annual preferred dividends plus 9.9% of equity earnings and common dividends
* Earnings and cash flow accretive to Western shareowners in the first full year
* Transaction will make Western Resources the largest shareowner of ONEOK with 45% ownership on a fully converted basis
* Western gains access to 735,000 customers to market unregulated products and services
* Applications for approvals filed with the OCC in February and with the KCC in March; expect to close in 3rd quarter 1997


PAGE 14:
Status Report:
Kansas City Power & Light (KLT) merger
* Merger agreement reached at 2/7/97

* Adds 435,000 electric customers and $904 million in revenues

* Expect to close early 1998


PAGE 15:
Combined company profile
[TABLE]
                         Western       KCPL        Merged     National
                        Resources                  Company      Rank

Electric Customers       606,000     435,000      1,041,000     34th
Security Customers       430,000           0        430,000      3rd
Gas Customers*         1,400,000           0      1,400,000      8th
Annual Revenues    $2.05 billion  $904 million  $2.95 billion   33rd**
Assets             $6.6  billion  $2.9 billion   $9.5 billion   24th
Transmission
 Lines (miles)             6,300       1,700          8,000      n/a
Generating
 Capacity (MW)             5,300       3,100          8,400      n/a

* With completion of the WR/ONEOK strategic alliance, the company will have access to approximately 1.4 million natural gas customers
** Based on retail electric revenues


PAGE 16:
Western Resources / KLT / ONEOK
Combined  Regulated Service Territory
[MAP] A map of the states of Kansas, Oklahoma, and Missouri which discloses the service territories of each company.


PAGE 17:
Strategic Priority:
Seek Above Average Rates of Return in Energy-related Investments

* Hanover
  - Acquired Contract Compression in 1992 for $20 million
  - 3rd largest gas compressor rental fleet in the U.S.
  - Merged with Hanover in 1995 and created largest gas compressor rental fleet in U.S. and 2nd largest in South America
  - WR owns 24% of Hanover Compressor
  - Hanover has filed preliminary prospectus to go public


PAGE 18:
Status Report:
The Wing Group

* Purchased in early 1996

* Premier developer of power projects in the world
  - Finalized agreement with CPI in December, involving more than 2,000 MW coal-fired generation in China

* Closed on Turkey project, a 478 MW combined-cycle plant

* Closed on project to participate in 160 MW gas-fired plant in Colombia


PAGE 19:
Future View - Financial
Outlook of WR with KLT, ONEOK, and security transactions completed:

* Positioned to build long-term shareowner value
  - Recurring monthly revenue under multi-year, renewable security contracts
  - Growing revenue streams from new products and expanded markets
  - Improved margins from operating synergies and economies of scale
  - Continued acquisition efforts consistent with growth strategy

* Delivering on our strategy will ensure continued access to capital markets
  - Committed to maintaining investment grade credit quality


PAGE 20;
This analysts' presentation is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.